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                                                                    EXHIBIT 21.1

                                RSA Security Inc.
                              List of Subsidiaries

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                             SUBSIDIARY                                          JURISDICTION OF INCORPORATION
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
3-G International, Inc. .............................................               Delaware
ASR Securities Corp. ................................................               Massachusetts
RSA Investments Inc. ................................................               Massachusetts
RSA Partners I, L.P. ................................................               Delaware
RSA Security (Canada) Inc. ..........................................               New York
RSA Security (Malaysia) Sdn. Bhd. ...................................               Malaysia
RSA Security (S) PTE Ltd. ...........................................               Singapore
RSA Security Australia Pty Ltd. .....................................               Australia
RSA Security B.V. ...................................................               Netherlands
RSA Security Business Trust .........................................               Massachusetts
RSA Security France SARL ............................................               France
RSA Security GmbH ...................................................               Germany
RSA Security Holding Limited ........................................               Ireland
RSA Security Holdings Inc. ..........................................               Delaware
RSA Security Ireland Limited ........................................               Ireland
RSA Security Japan Ltd. .............................................               Japan
RSA Security Massachusetts Corp. ....................................               Massachusetts
RSA Security Nordic AS ..............................................               Norway
RSA Security Products Limited .......................................               Cyprus
RSA Security UK Limited .............................................               United Kingdom
RSA Ventures I, L.P. ................................................               Delaware
RSA Ventures, Inc. ..................................................               Delaware
Securant Technologies Pty Ltd. ......................................               Australia
Securant Technologies, Inc. .........................................               California
Security Dynamics Foreign Sales Corp. ...............................               Delaware
Sichuan An Cheng Security Technology Company ........................               People's Republic of China
Xcert International, Inc. ...........................................               Delaware
Xcert Limited .......................................................               United Kingdom
Xcert Software Inc. .................................................               British Columbia, Canada
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